AssetAlloc_proxy.doc
Proxy Results

Shareholders of Seligman Asset Allocation Series, Inc. voted on two proposals at a Special Meeting of Shareholders held in on November 3, 2008. Shareholders voted in favor of each of the proposals. The description of each proposal and number of shares voted are as follows:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                              For                Against               Abstain
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Asset Allocation
Aggressive               1,056,843.008          79,650.467           80,037.117
Growth Fund
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--------------------- ------------------- ---------------------- --------------
Asset Allocation         1,897,851.568          57,022.798           75,462.365
Growth Fund
--------------------- ------------------- ---------------------- --------------
--------------------- ------------------- ---------------------- --------------
Asset Allocation         2,024,927.322          67,588.900           99,921.899
Moderate Growth Fund
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Proposal 2
To elect ten directors to the Board:
                                            For             Withheld
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Kathleen Blatz                        8,595,749.076      4,135,77.407
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Arne H. Carlson                       8,600,232.747      4,090,93.736
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Pamela G. Carlton                     8,596,803.149      4,125,23.334
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Patricia M. Flynn                     8,602,945.392      4,063,81.091
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Anne P. Jones                         8,596,803.149      4,125,23.334
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Jeffrey Laikind                       8,593,036.431      4,162,90.052
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Stephen R. Lewis, Jr.                 8,599,178.674      4,101,47.809
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Catherine James Paglia                8,595,749.076      4,135,77.407
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Alison Taunton-Rigby                  8,595,492.076      4,148,34.407
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William F. Truscott                   8,592,581.316      4,167,45.167
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The Meeting was adjourned until November 6, 2008, at which the following proposal was voted on by shareholders and approved:

Proposal 1
To consider and vote upon the proposed Investment Management Services Agreement with RiverSource Investments, LLC:

                         For                 Against                  Abstain
---------------------------------- ---------------------- ---------------------
---------------------------------- ---------------------- ---------------------
Asset Allocation   1,241,872.929             37,427.172            158,873.270
Balanced Fund
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